Exhibit 4.1

WPP FINANCE 2010,

as Issuer

and

WPP PLC,

as Parent Guarantor

and

WPP AIR 1 LIMITED,

WPP 2008 LIMITED,

WPP 2005 LIMITED,

as Subsidiary Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

CITIBANK, N.A.,

as Security Registrar and Principal Paying Agent

and

CITIBANK, N.A., LONDON BRANCH,

as a Paying Agent

INDENTURE

Dated as of November 21, 2011

Debt Securities and Guarantees

Note:	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

SECTION 606.	Money Held in Trust	61
SECTION 607.	Compensation and Reimbursement	61
SECTION 608.	Conflicting Interests	63
SECTION 609.	Corporate Trustee Required; Eligibility	63
SECTION 610.	Resignation and Removal; Appointment of Successor	63
SECTION 611.	Acceptance of Appointment by Successor	65
SECTION 612.	Merger, Conversion, Consolidation or Succession to Business	66
SECTION 613.	Preferential Collection of Claims Against Issuer or Guarantors	66
SECTION 614.	Appointment of Authenticating Agent	66
SECTION 615.	Trustee’s Duties Regarding Reductions of Capital	68

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER AND GUARANTOR

SECTION 701.	Issuer to Furnish Trustee Names and Addresses of Holders	68
SECTION 702.	Preservation of Information; Communications to Holders	69
SECTION 703.	Reports by Trustee	69
SECTION 704.	Reports by Issuer and Guarantors	69

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Issuer or Guarantors May Consolidate, Etc. Only on Certain Terms	70
SECTION 802.	Successor Substituted	71

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures without Consent of Holders	71
SECTION 902.	Supplemental Indentures with Consent of Holders	73
SECTION 903.	Execution of Supplemental Indentures	74
SECTION 904.	Effect of Supplemental Indentures	75
SECTION 905.	Conformity with Trust Indenture Act	75
SECTION 906.	Reference in Securities to Supplemental Indentures	75

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest	75
SECTION 1002.	Maintenance of Office or Agency	75
SECTION 1003.	Money for Security Payments to Be Held in Trust	77
SECTION 1004.	Statement by Officers as to Default	78
SECTION 1005.	Existence	79

Note:	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

SECTION 1006.	Payment of Taxes and Other Claims	79
SECTION 1007.	Additional Amounts	79
SECTION 1008.	Additional Guarantees	82
SECTION 1009.	Limitations on Security Interests	83
SECTION 1010.	Limitation on Sale and Leaseback	83
SECTION 1011.	Waiver of Certain Covenants	85
SECTION 1012.	Indemnification of Judgment Currency	85
SECTION 1013.	Provision of Exchange Act Reports and Other Information	85

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article	86
SECTION 1102.	Election to Redeem; Notice to Trustee	86
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed	87
SECTION 1104.	Notice of Redemption	87
SECTION 1105.	Deposit of Redemption Price	88
SECTION 1106.	Securities Payable on Redemption Date	89
SECTION 1107.	Securities Redeemed in Part	89
SECTION 1108.	Optional Redemption Due to Changes in Tax Treatment	89

ARTICLE TWELVE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.	Option to Effect Defeasance or Covenant Defeasance	91
SECTION 1202.	Defeasance and Discharge	91
SECTION 1203.	Covenant Defeasance	92
SECTION 1204.	Conditions to Defeasance or Covenant Defeasance	92
SECTION 1205.	Deposited Money and US. Government Obligations to Be Held in Trust; Miscellaneous Provisions	94
SECTION 1206.	Reinstatement	94

ARTICLE THIRTEEN

GUARANTEE OF SECURITIES

SECTION 1301.	Guarantee	95
SECTION 1302.	Execution and Delivery of Indenture	96

Note:	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

v

INDENTURE, dated as of November 21, 2011, among WPP FINANCE 2010, a private unlimited liability company organized and existing under the laws of England and Wales (herein called the “Issuer”), having its principal office at 27 Farm Street, London W1J 5RJ, WPP PLC, a public company limited by shares incorporated under the Companies (Jersey) Law 1991 (the “Parent Guarantor”), WPP AIR 1 LIMITED, a company limited by shares incorporated in Ireland, WPP 2008 LIMITED, a private limited company organized and existing under the laws of England and Wales and WPP 2005 LIMITED, a private limited company organized and existing under the laws of England and Wales (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the “Trustee”), CITIBANK, N.A., as the initial Security Registrar and Principal Paying Agent, and CITIBANK, N.A., LONDON BRANCH, as a Paying Agent.

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities (herein called collectively the “Securities”), to be issued in one or more series as provided in this Indenture.

The Guarantors have duly authorized the execution and delivery of this Indenture to provide for the Guarantees of the Securities provided for herein.

All things necessary to make this Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(5) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

(6) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1007. Any reference in this Indenture to principal, premium or interest in respect of the Securities shall be deemed also to refer to any Additional Amounts that may be payable as set forth herein and under the Securities or the Guarantees.

“Additional Taxing Jurisdiction” has the meaning specified in Section 1007.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” “ and “controlled” have meanings correlative to the foregoing.

“Agent” means any of the Security Registrar or the Paying Agents and “Agents” shall mean all of them.

“Agent Members” has the meaning specified in Section 305(b)(5).

“Applicable Procedures of the Depositary” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Applicable Taxing Jurisdiction” has the meaning specified in Section 1007.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Agent” has the meaning specified in Section 114.

“Authorized Officer” means any person (whether designated by name or the persons for the time being holding a designated office) appointed by or pursuant to a Board Resolution for the purpose, or a particular purpose, of this Indenture, provided that written notice of such appointment shall have been given to the Trustee.

“beneficial owner” has the meaning determined in accordance with Rule 13d-3 under the Exchange Act and the terms “beneficial ownership” and “beneficially owned” have meanings correlative to the definition of beneficial owner.

“Board of Directors”, when used with reference to the Issuer or a Guarantor, means the board of directors of the Issuer or such Guarantor, as the case may be, or any committee of that board duly authorized to act for it in respect hereof.

“Board Resolution”, when used with reference to the Issuer or a Guarantor, means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or such Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or London generally are authorized or obligated by law, regulation or executive order to close.

“Clearstream” has the meaning specified in Section 305(b)(5).

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

“Corporate Trust Office” means the designated office of the Trustee in which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Market Services.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1203.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1202.

“Defeasible Series” has the meaning specified in Section 1201.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301. Unless otherwise provided pursuant to Section 301, the Depositary shall be The Depository Trust Company until a successor Depositary shall have become Depositary pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Director” means any member of a Board of Directors.

“Dollar” and “U.S.$” mean a U.S. dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Eurobonds” means the 5.25% bonds due January 2015 issued by WPP Finance S.A., the 4.375% bonds due December 2013 issued by WPP 2008 Limited (formerly WPP Group plc) and the 6.625% bonds due in 2016 issued by WPP 2008 Limited (formerly WPP Group plc).

“Euroclear” has the meaning specified in Section 305(b)(5).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 (including any successor act thereto), as amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

“Expiration Date” has the meaning specified in Section 104.

“Global Security” means a Security held by or on behalf of a Depositary and in which beneficial interests are evidenced on the records of such Depositary or its Agent Members.

“Guarantee” means the guarantee by a Guarantor of any Security of any series authenticated and delivered pursuant to this Indenture (i) if provided for in a supplemental indenture to this Indenture, (ii) if specified in a Board Resolution of a Guarantor as contemplated by Section 301 or (iii) as otherwise applicable to Article Thirteen.

“Guarantor” means each of the Persons named as a “Subsidiary Guarantor” in this instrument and any “Parent Guarantor” and any other entity guaranteeing any Security, in each case until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means, with respect to a Security, the Person in whose name such Security is registered in the Security Register.

“Indebtedness” means any indebtedness of any Person for money borrowed, whether incurred, assumed or guaranteed, and includes obligations under capitalized leases.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the U.S. Investment Company Act of 1940 (including any successor act thereto), as amended from time to time, and (unless the content otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means, with respect to Securities of a series, a written request or order signed in the name of the Issuer of such Securities by any of the Issuer’s Directors and/or Authorized Officers, and delivered to the Trustee.

“Judgment Currency” has the meaning specified in Section 1012.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein provided or established as contemplated by Section 301, whether at the Stated Maturity or by declaration of acceleration, call for redemption, call for repurchase or otherwise.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereto.

“Notice of Default” means a written notice of the kind specified in Section 501(3) or (4).

“Officers’ Certificate”, with respect to the Issuer or a Guarantor, means a certificate signed by any executive director or Authorized Officer and the secretary or a deputy or assistant secretary of the Issuer or such Guarantor, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or a Guarantor, and delivered to the Trustee.

“Outstanding”, when used with respect to Securities, means as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or the Principal Paying Agent (other than the Issuer or a Guarantor) in trust or set aside and segregated in trust by the Issuer (if the Issuer or a Guarantor shall act as its own or their own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities as to which Defeasance has been effected pursuant to Section 1202; and

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) if the principal amount of a Security payable at Maturity is to be determined by reference to an index or indices, the principal amount of such Security that shall be deemed to be Outstanding shall be the face amount thereof, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as established as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner established as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) above, of the amount determined as provided in such Clause), and (C) Securities owned by the Issuer, a

Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, a Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer or a Guarantor or of such other obligor.

“Parent Guarantor” means WPP plc or any Person who owns, directly or indirectly, more than 50% of the common equity of the Issuer and all of the other Subsidiary Guarantors and which is a guarantor of the Securities, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Paying Agents” means the Principal Paying Agent together with any other Person authorized by the Issuer to pay the principal of, premium, if any, or interest on any Securities on behalf of the Issuer.

“Permitted Sale and Leaseback Transaction” has the meaning specified in Section 1010.

“Permitted Security Interests” means

(1) Security Interests arising by operation of law in the ordinary course of business including, without limitation, statutory liens and encumbrances;

(2) any Security Interest over the assets and/or revenues of a company which became or becomes a Subsidiary of the Issuer or a Guarantor after the date of this Indenture and which Security Interest is in existence or contracted to be given as at the date it becomes a Subsidiary (and which was not created in contemplation of it becoming a Subsidiary);

(3) those Security Interests existing at the date of this Indenture;

(4) Security Interests securing the performance of bids, tenders, bonds, leases, contracts (other than in respect of Indebtedness), statutory obligations, surety, customs and appeal bonds and other obligations of like nature (but not including obligations in respect of Indebtedness) incurred in the ordinary course of business;

(5) Security Interests arising out of judgments or awards which are being contested in good faith and with respect to which an appeal or proceeding for review has been instituted or the time for doing so has not yet expired;

(6) Security Interests upon any property which are created or incurred contemporaneously with the acquisition of such property to secure or provide for the payment of any part of the purchase price of such property (but no other amounts); provided that any such Security Interest shall not apply to any other property of the purchaser thereof;

(7) any Security Interest arising out of title retention provisions in a supplier’s conditions of supply of goods or services acquired by the Parent Guarantor or any of its Subsidiaries in the ordinary course of its business;

(8) any right of any bank or financial institution of combination or consolidation of accounts or right to set-off or transfer any sum or sums standing to the credit of any account (or appropriate any securities held by such bank or financial institution) in or towards satisfaction of any present or future liabilities to that bank or financial institution;

(9) any Security Interest securing Indebtedness re-financing Indebtedness secured by Security Interests permitted by clauses (2), (3) or (6) above or this clause (9); provided that the maximum principal amount of the Indebtedness secured by such Security Interests at the time of such refinancing is not increased and such Security Interests do not extend to any assets which were not subject to the Security Interests securing the re-financed indebtedness;

(10) Security Interests in favor of WPP plc or any of its Restricted Subsidiaries or, after the time that the Securities are guaranteed by a Parent Guarantor other then WPP plc, Security Interests in favor of the Parent Guarantor or any of its Restricted Subsidiaries;

(11) (a) any Security Interests created or outstanding on or over any of the assets of WPP plc or the assets of any of its Subsidiaries issued in connection with an accounts receivable purchase facility, provided that the aggregate outstanding amount secured by such Security Interests permitted by this clause (11)(a) created or outstanding shall not at any time exceed 15% of the total assets (meaning fixed assets plus current assets as shown on its consolidated financial statements) of WPP plc as reported at the most recent year-end or (b) after the time that the debt securities are guaranteed by a Parent Guarantor other than WPP plc (following which time clause (11)(a) shall cease to have effect), any Security Interests created or outstanding on or over any of the Parent Guarantor’s assets or the assets of any of its Subsidiaries issued in connection with an accounts receivable purchase facility provided that the aggregate outstanding amount secured by such Security Interests permitted by this clause (11)(b) created or outstanding shall not at any time exceed 15% of the total assets (meaning fixed assets plus current assets as shown on its consolidated financial statements) of the Parent Guarantor as reported at the most recent year-end (or if the Parent Guarantor did not file reports as of the most recent year-end, 15% of the total assets (meaning fixed assets plus current assets as shown on its consolidated financial statements) of WPP plc as reported at the most recent year-end as reported by WPP plc); and

(12) (a) any other Security Interest created or outstanding on or over any assets of WPP plc or any Restricted Subsidiary provided that the aggregate outstanding amount secured by all such Security Interests permitted by this clause (12)(a) created or outstanding shall not at any time exceed U.S.$40,000,000 or (b) after the time that the Securities are guaranteed by a Parent Guarantor other than WPP plc (following which time clause (12)(a) shall cease to have effect), any other Security Interest created or outstanding on or over any of the Parent Guarantor’s assets or the assets of any of its Restricted Subsidiaries; provided, further, that the aggregate outstanding amount secured by all such Security Interests permitted by this clause (12)(b) created or outstanding shall not at any time exceed $40,000,000.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable established as contemplated by Section 301.

“Predecessor Security” of any particular Security, means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property (including any related contractual rights) owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under United States generally accepted accounting principles.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption established as contemplated by Section 301.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed established as contemplated by Section 301.

“Regular Record Date” for the interest payable on any Interest Payment Date on any Security of any series means the date established for that purpose as contemplated by Section 301 irrespective whether such date is a Business Day.

“Repurchase Date” when used with respect to any Security to be repurchased, means the date fixed for such repurchase established as contemplated by Section 301.

“Responsible Officer” when used with respect to the Trustee, shall mean an officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, senior trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” shall mean any Subsidiary whose consolidated revenue shall have exceeded 5% of the consolidated revenues of WPP plc and its Subsidiaries taken as a whole for that financial year or any other Subsidiary designated by WPP plc from time to time as a Restricted Subsidiary in its sole discretion; provided, that after the time that the Securities are guaranteed by a Parent Guarantor other than WPP plc, a “Restricted Subsidiary” shall be any Subsidiary whose consolidated revenue shall have exceeded 5% of consolidated revenues of the Parent Guarantor and its Subsidiaries taken as a whole for that financial year (or if the Parent Guarantor has existed for less than one year, 5% of the consolidated revenues of WPP plc and its Subsidiaries taken as a whole for that financial year), or any other Subsidiary designated by the Parent Guarantor from time to time as a Restricted Subsidiary in the Parent Guarantor’s sole discretion.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale and Leaseback Transaction” has the meaning specified in Section 1010.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933 (including any successor act thereto), as amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

“Security Interests” means, with respect to any Property, any mortgage, charge, pledge, lien or other security interest in respect of such Property. For purposes of this Indenture, the Parent Guarantor and its Subsidiaries shall be deemed to own, subject to a Security Interest, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” has the meaning set forth in Regulation S-X under the Securities Act.

“Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable established as contemplated by Section 301.

“Sterling Bonds” means the 6% bonds due April 2017 issued by WPP 2008 Limited (formerly WPP Group plc), the 6.375% bonds due November 2020 issued by WPP Finance S.A. and the 5.75% convertible bonds due May 2014 issued by WPP plc.

“Subsidiary” of a specified person means that specified person holds a majority of the voting rights in it, or is a member of it and has the right to appoint or remove a majority of its board of directors or is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it, or if it is a subsidiary of a company which is itself a subsidiary of that specified person.

“Subsidiary Guarantor” means each of WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, and any other Subsidiaries of the Issuer or any Parent Guarantor that becomes a Subsidiary Guarantor, each until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Subsidiary Guarantor” shall mean such successor Person in lieu of such original Subsidiary Guarantor.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (pursuant to a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Succession Date” has the meaning specified in Section 1108.

“Successor Guarantor” and “Successor Person” have the respective meanings specified in Section 801.

“taxes” has the meaning specified in Section 1007.

“transfer” means, with respect to any Security, any sale, pledge, transfer, hypothecation or other disposition of such Security or any interest therein.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission thereunder.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used herein shall be deemed to mean the person acting as Trustee with respect to the Securities of any series and shall mean the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“USA Notes” means the 5.875% notes due June 2014 issued by WPP Finance (UK) and the 8% senior notes due September 2014 issued by WPP Finance (UK).

“U.S. Government Obligation” has the meaning specified in Section 1204.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Issuer or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor, as applicable, shall furnish to the Trustee such certificates and opinions as may be reasonably required hereunder or under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Issuer or a Guarantor, or an Opinion of Counsel if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Each certificate or opinion by or on behalf of the Issuer or a Guarantor with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include,

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or of a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or a Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Issuer or such Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 601 and 603) conclusive in favor of the Trustee and the Issuer or the Guarantors, if made in the manner provided in this Section 104.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register and the Trustee may conclusively rely on such information and shall not be affected by notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Issuer may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Issuer or the Guarantors, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and the Guarantors in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

(g) With respect to any record date set pursuant to this Section 104, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee, Issuer and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuer or the Guarantors shall be sufficient for every purpose hereunder if in writing and mailed first class postage paid to or otherwise made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Capital Market Services, or

(2) the Issuer or the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer or the Guarantors addressed to such parties at the respective addresses of their principal offices specified in the first paragraph of this Instrument or at any other address previously furnished in writing to the Trustee.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid at the expense of the Issuer, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

While any Securities are represented by one or more Global Securities, all notices with respect to such Global Securities shall be delivered to the Depositary for such Global Securities, as applicable for communication to entitled account holders.

For so long as any Securities are listed on any securities exchange, the Issuer shall publish such notices as may be required by the rules and regulations of such securities exchange.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture once this Indenture is qualified under the Trust Indenture Act, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer or the Guarantors shall bind their successors and assigns, whether so expressed or not. All agreements of the Trustee and the Agents, as applicable, in this Indenture shall bind their successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any one or more of the provisions contained in this Indenture, the Securities or the Guarantees shall be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Indenture, the Securities and the Guarantees shall be construed as if such provision had never been contained herein or therein.

SECTION 111. Counterparts.

This Indenture may be simultaneously executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. To the greatest extent permitted by applicable law, the exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES (AND ANY NON-CONTRACTUAL OBLIGATIONS OUT OF OR RELATED THERETO) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

SECTION 114. Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Jury Trial.

The Issuer, the Guarantors, the Trustee and the Agents agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and each of the Issuer and the Guarantors agrees that any legal suit, action or proceeding arising out of or relating to the Securities and the Guarantees, may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Issuer and each Guarantor hereby appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this Indenture, the Securities of any series or the Guarantees, as the case may be, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Trustee or by the Holder of any Security. The Issuer and each Guarantor reserves the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in their discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor and notice to the Trustee and the Holders of the successor Authorized Agent, the appointment of the prior Authorized Agent shall terminate. If for any reason the designee, appointee and agent hereunder ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Issuer and the Guarantors shall appoint a successor Authorized Agent in accordance with the preceding sentence. The Issuer and each Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of such agent in full force and effect until this Indenture has been satisfied and discharged in accordance with Article Four or Article Twelve hereof. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Issuer or the Guarantors shall be deemed, in every respect, effective service of process on the Issuer or the Guarantors, as the case may be. Notwithstanding the foregoing, any action arising out of or relating to this Indenture may be instituted in any court of competent jurisdiction in England. Each of the Issuer, the Guarantors, the Trustee and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities, the Guarantees and the transactions contemplated hereby.

SECTION 115. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security established as contemplated by Section 301 which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, as the case may be; provided that no interest with respect to such payment shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 116. Force Majeure.

In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Agents, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 117. Waiver of Jersey Customary Law Rights.

Each of the Issuer and each Guarantor irrevocably and unconditionally waives such right as it may have or claim under Jersey law:

(a) whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against it under this Indenture or any Guarantee in respect of the obligations assumed by it under this Indenture or any Guarantee; and

(b) whether by virtue of the droit de division or otherwise to require that any liability under this Indenture or any Guarantee be divided or apportioned with any other person or reduced in any manner whatsoever.

SECTION 118. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article Two or in such other form as shall be established by or pursuant to Board Resolutions or in one or more supplemental indentures hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and each Guarantor and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Guarantees of the Guarantors expressed in Article Thirteen shall establish such Guarantees with respect to the Securities of each series without any further notation or endorsement of or attachment to the form of any Security. Likewise, the Guarantees of any other Guarantor created by the acceptance of the terms of Article Thirteen expressed in an applicable Board Resolution of such Guarantor in accordance with Section 301 or indenture supplemental hereto shall establish its Guarantee with respect to the Securities of the relevant series without any further notation or endorsement of or attachment to the form of any Security.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

The following legend shall appear on the face of each Global Security:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, ANY GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder]

WPP FINANCE 2010

No.
CUSIP No.
ISIN No.	U.S.$

WPP Finance 2010 (herein called the “Issuer”, which term includes any Successor Person under the Indenture hereinafter referred to), an unlimited liability company organized and existing under the laws of England and Wales, for value received, hereby promises to pay to             , or registered assigns, [include if this Security is a Global Security — the initial principal amount specified on Schedule A hereto (such initial principal amount, as it may from time to time be adjusted by endorsement on Schedule A hereto, is hereinafter referred to as the “principal”)] [include if this Security is not a Global Security — the principal sum of             Dollars] on             or any other Maturity Date. [if the Security is to bear interest prior to Maturity, insert — This Note shall bear interest at the rate of [            ]% per annum, from [            ], [            ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until the principal hereof is paid or made available for payment. Interest shall be payable semi-annually on [            ] and [            ] (each an “Interest Payment Date”), beginning on [            ], [            ], to the Holders in whose names this Note is registered at the close of business on the Regular Record Date immediately preceding the related Interest Payment Date. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

[if applicable, insert — ; Any principal [and premium], and any such installment of interest, which is overdue shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand].

Any interest payable, but not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal [and any overdue premium] shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal [or premium] shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of             % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

Payment of the principal of, [premium, if any,] and [if applicable, insert — interest] on this Security shall be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture; provided, however, that if this Security is not a Global Security, payment may be made at the office or agency of the Issuer maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); and provided, further, that at the option of the Issuer, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register [if applicable, insert — ; and provided, further, that at the option of the Issuer payments of any interest on the Securities (other than at Maturity) may be made, in the case of a registered Holder of at least U.S.$5,000,000 principal amount of Securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee; provided such registered Holder so elects by giving written notice to the Trustee or the Principal Paying Agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the Trustee may accept in its discretion). Unless such designation is revoked, any such designation made by such Holder with respect to such Securities shall remain in effect with respect to any future payments with respect to such Securities payable to such Holder. The Issuer shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by a Director or Authorized Officer.

Executed as a Deed by WPP FINANCE 2010

______________________________________

SECTION 203. Form of Reverse of Security.

This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 21, 2011 (herein called the “Base Indenture”), as supplemented by a [            ] Supplemental Indenture dated as of [            ] (herein called the “[            ] Supplemental Indenture”; the Base Indenture, as supplemented by the [            ] Supplemental Indenture, the “Indenture”), each among the Issuer, WPP PLC, a public company limited by shares incorporated under the Companies (Jersey) Law 1991 (the “Parent Guarantor”), WPP 2008 LIMITED, a private limited company organized and existing under the laws of England and Wales, WPP 2005 LIMITED, a private limited company organized and existing under the laws of England and Wales and WPP AIR 1 LIMITED, a company limited by shares incorporated in Ireland (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors” which term includes any successor guarantor under the Indenture), Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), Citibank, N.A., as the initial Security Registrar and Principal Paying Agent, and Citibank, N.A., London Branch, as a Paying Agent, and reference is hereby made to the Indenture[, as supplemented by the             Supplemental Indenture,] for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Parent Guarantor, the Subsidiary Guarantors, the Trustee and Agents and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in initial aggregate principal amount to U.S.$            ]. Capitalized terms used herein but not defined shall have the respective meanings assigned to them in the Indenture.

The Subsidiary Guarantors and the Parent Guarantor have fully and unconditionally guaranteed, on a joint and several basis, the full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Securities, when and as the same shall become due and payable by the Issuer in respect of the Securities, whether at the stated maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Securities and of the Indenture. To the extent set forth in the applicable Board Resolutions or a supplemental indenture, the full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Securities, when and as the same shall become due and payable by the Issuer in respect of the Securities, whether at the stated maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Securities and of the Indenture may also be guaranteed by any other Guarantor that may guarantee the Securities.

[If applicable, insert — The interest rate payable on the Securities shall be subject to adjustments from time to time if either Moody’s or S&P, or in either case, a Substitute Rating Agency thereof, downgrades (or subsequently upgrades) the rating assigned to the Securities, in the manner described below.

If the rating of the Securities from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Securities shall increase from the interest rate payable on the Securities on the Issue Date by the percentage points set forth below opposite that rating:

Moody’s Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

If the rating of the Securities from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Securities shall increase from the interest rate payable on the Securities on the Issue Date by the percentage points set forth below opposite that rating:

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the Securities has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of the Securities to any of the ratings set forth in the tables above, the interest rate on the Securities shall be decreased such that the interest rate for the Securities equals the interest rate payable on the Securities on the Issue Date plus the applicable percentage points set forth opposite the ratings in the tables above in effect immediately following the ratings increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of the Securities to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency thereof increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Securities shall be decreased to the interest rate payable on the Securities on the Issue Date.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (i) the interest rate on the Securities be reduced to below the interest rate payable on the Securities on the Issue Date or (ii) the total increase in the interest rate on the Securities exceed 2.00 percentage points above the interest rate payable on the Securities on the Issue Date.

No adjustments in the interest rate of the Securities shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Securities. If, at any time, less than two Rating Agencies provide a rating of the Securities for reason beyond the Issuer’s control, the Issuer shall use its commercially reasonable efforts to obtain a rating of the Securities from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Securities pursuant to the table above (x) such Substitute Rating Agency shall be substituted for the last Rating Agency to provide a rating of the Securities but which has since ceased to provide such rating, (y) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (z) the interest rate on the Securities shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Securities on the Issue Date plus the appropriate percentage points, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (y) above) (plus any applicable percentage points resulting from a decreased rating by the other Rating Agency).

For so long as only one Rating Agency provides a rating of the Securities, any subsequent increase or decrease in the interest rate of the Securities necessitated by a reduction or increase in the rating by such Rating Agency shall be twice the percentage points set forth in the applicable table above. For so long as no Rating Agency provides a rating of the Securities, the interest rate on the Securities shall increase to, or remain at, as the case may be, 2.00 percentage points above the interest rate payable on the Securities on the Issue Date.

The interest rate on the Securities shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if the Securities become rated A2 and A (or its equivalent, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P, respectively (or, in either case, any Substitute Rating Agency thereof), or one of these ratings if the Securities are only rated by one Rating Agency.

Any interest rate increase or decrease described herein shall take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P or any Substitute Rating Agency thereof changes its rating of the Securities more than once during any particular interest period, the last change by such agency during such period shall control for purposes of any interest rate increase or decrease with respect to the Securities described above relating to such Rating Agency’s action.

If the interest rate payable on the Securities is increased as described above, then the term “interest,” as used in this Security, shall be deemed to include any such additional interest unless the context otherwise requires.

The Issuer shall deliver to the Trustee and the Principal Paying Agent, if the Trustee shall not then be acting as Principal Paying Agent, within five calendar days after either Moody’s or S&P or any Substitute Rating Agency thereof downgrades, or subsequently upgrades, the rating assigned to the Securities as described above, an Officers’ Certificate stating (i) that the rating downgrade, or subsequent upgrade, as the case may be, has occurred and (ii) the current rating or ratings upon which the interest rate payable on the Securities shall be based.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’, nor more than 60 days’, notice, as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before             ,             %, and if redeemed] during the 12-month period beginning             of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to             % of the principal amount, together in the case of any such redemption with accrued and unpaid interest to, but excluding, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert – The Securities of this series are subject to redemption upon not less than 30 days’, nor more than 60 days’, notice by mail, [If applicable, insert—(1) on             in any year commencing with the year             and ending with the year             , and (2)] at any time [If applicable, insert — on or after             ], as a whole or in part, at the election of the Issuer at 100% of the principal amount of such Securities plus a premium (determined by the Issuer) equal to the excess, if any, of (i) the present value of all interest and principal payments scheduled to become due after the date of such redemption in respect of the portion of such Securities to be redeemed (such present value to be determined by the Issuer on the basis of a discount rate equal to the yield on maturity on U.S. Treasury instruments with a maturity as close as practicable to the remaining average life of such Securities) over (ii) the principal amount of such Securities to be redeemed.]

[If applicable, insert – The Issuer shall have the right, at its option, to redeem the Securities in whole or in part, at any time or from time to time prior to their Stated Maturity, at a redemption price equal to the greater of (1) 100% of the principal amount of such Securities and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued and unpaid to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Section 301 hereof) plus [            ] basis points, plus accrued and unpaid interest on the principal amount of the Securities to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means [NAMES OF DESIGNATED DEALERS] or their respective affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.]

[If applicable, insert – Notwithstanding the foregoing, the Issuer may not, prior to             , redeem any Securities of this series as contemplated by [If applicable, insert – Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Issuer (calculated in accordance with generally accepted financial practice) of less than             % per annum.]

[If applicable, insert – In addition to its ability to redeem this Security pursuant to the foregoing, this] [This] Security may be redeemed by the Issuer on the terms set forth and as more fully described in the Indenture, in certain circumstances where the Issuer or a Guarantor would be required to pay Additional Amounts in respect hereof as a result of a change or amendment of any law, regulation or published tax ruling of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or any of the Guarantors or any Successor Person are organized pursuant to Article Eight of the Indenture, affecting taxation, or change in the official administration, interpretation or application thereof, in each case occurring after the issue date hereof or which change in such official administration, interpretation or application shall not have been available to the public prior to the issue date hereof, which change shall require the Issuer or a Guarantor to pay Additional Amounts and such obligation cannot be avoided by the Issuer or such Guarantor by taking reasonable measures available to the Issuer or the Guarantor, as provided in the Indenture.]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert – [As provided in the [            ] Supplemental Indenture,] the Issuer shall have the right to redeem the Securities upon the occurrence of certain events relating to taxation, as a result of which the Issuer or a Guarantor becomes obligated to pay Additional Amounts on the Securities, in which case the Issuer may redeem the Securities in whole but not in part at a redemption price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest (including additional interest and Additional Amounts, if any) to, but excluding, the Redemption Date.

On and after the Redemption Date, interest will cease to accrue on the Securities or any portion of the Notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued and unpaid interest). On or before the Redemption Date, the Issuer shall deposit with the Trustee or the Principal Paying Agent, as applicable, money sufficient to pay the redemption price of and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to, but excluding, the Redemption Date on the Securities to be redeemed on such date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee, Security Registrar or Principal Paying Agent, as applicable, by such method as the Trustee, Security Registrar or Principal Paying Agent, as applicable, shall deem fair and appropriate.

Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has exercised its right to redeem the Securities [pursuant to the [            ] Supplemental Indenture], each Holder shall have the option to require the Issuer to repurchase all or any portion of its Securities (in principal amounts of $[            ] and integral multiples of $[            ] in excess thereof) on the Repurchase Date (as defined in Section 301) at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Promptly upon the Issuer becoming aware that a Change of Control Repurchase Event has occurred, the Issuer shall, and at any time upon the Trustee becoming similarly so aware, the Trustee may, and if so requested by Holders of at least 25% of the aggregate principal amount of the Securities then outstanding, shall (subject in each case to the Trustee being indemnified and/or secured to its satisfaction), give notice (the “Change of Control Repurchase Event Notice”) to the Holders specifying the nature of the Change of Control Repurchase Event and the procedure for exercising the Holders’ repurchase option. If not previously sent, the Change of Control Repurchase Event Notice must be sent to the Holders, the Trustee, the Security Registrar and the Principal Paying Agent no later than 30 days after the occurrence of the Change of Control Repurchase Event.

To exercise the option to require the repurchase of a Note following the occurrence of a Change of Control Repurchase Event the Holder of the Note shall deliver such Security, on any Business Day during the period (the “Repurchase Period”) beginning on the date the Change of Control Repurchase Event Notice is given and ending 45 days thereafter, at the specified office of the Trustee, accompanied by a duly signed and completed notice of exercise (a “Change of Control Repurchase Notice”) in the form (for the time being current) which shall be provided with the Change of Control Repurchase Event Notice. A Change of Control Repurchase Notice, once given, shall be irrevocable unless the Issuer elects to permit revocations. All Securities submitted for repurchase shall be purchased by the Issuer on the date that is 3 Business Days after the expiration of the Repurchase Period (the “Repurchase Date”).

On the Repurchase Date, the Issuer shall:

(i) accept for payment all Securities or portions of Securities (in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the repurchase option;

(ii) deposit with the Trustee or the Principal Paying Agent, as applicable, an amount equal to the aggregate repurchase price in respect of all Securities or portions of Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an officers’ certificate stating the aggregate principal amount of Securities being purchased by the Issuer.

The Trustee or the Principal Paying Agent, as applicable, shall promptly mail to each Holder of Securities properly tendered the repurchase price for the Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Note shall be in a principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Issuer’s obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

The Issuer shall not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and such third party purchases all Securities properly tendered and not withdrawn under its offer.

The Trustee and the Principal Paying Agent are under no obligation to ascertain whether a Change of Control Repurchase Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Repurchase Event or Change of Control has occurred and, until it shall have actual knowledge or notice pursuant to the Indenture to the contrary, the Trustee and the Principal Paying Agent may assume that no Change of Control Repurchase Event or Change of Control or other such event has occurred.]

If an Event of Default with respect to Securities shall occur and be continuing, the aggregate principal amount of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the series of which this Security is a part or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

In any case where the due date for the payment of the principal amount of, or any premium or interest with respect to, any Security or the date fixed for redemption of any Security shall not be a Business Day at a Place of Payment, then payment of the principal amount, premium, if any, or interest, need not be made on such date at such Place of Payment, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

All payments pursuant to the Securities and the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“taxes”) imposed or levied by or on behalf of (i) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Subsidiary Guarantors or any Parent Guarantor is incorporated or resident (or deemed for tax purposes to be resident), (ii) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Subsidiary Guarantors or any Parent Guarantor makes payment on the Securities or the Guarantees or (iii) the United States or any political subdivision or taxing authority thereof or therein (each, an “Applicable Taxing Jurisdiction”), unless such taxes are required by the Applicable Taxing Jurisdiction to be withheld or deducted. In that event, the Issuer or the Subsidiary Guarantors or any Parent Guarantor shall pay by way of additional interest on the Securities such additional amounts of, or in respect of, principal, premium, if any, and interest (“Additional Amounts”) as will result (after deduction of such taxes and any additional taxes payable in respect of such Additional Amounts) in the payment to each Holder of such Securities of the amounts which would have been payable in respect of such Security or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(i) any taxes that would not have been imposed but for the fact that such Holder:

(a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Applicable Taxing Jurisdiction or otherwise had some connection with the Applicable Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, such Security or Guarantee;

(b) presented (if presentation is required) such Security or Guarantee for payment in the Applicable Taxing Jurisdiction, unless such Security or Guarantee could not have been presented for payment in another member state of the European Union; or

(c) presented (if presentation is required) such Security or Guarantee, as the case may be, more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security or Guarantee for payment on any day within such period of thirty (30) days;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar taxes;

(iii) any taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, premium, if any, or interest on the Securities or Guarantee, as the case may be;

(iv) any taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request of the Issuer or any Guarantor addressed to the Holder and received by such Holder at least thirty (30) days prior to the first payment date with respect to which such information is required (a) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the Applicable Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(v) any tax imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive;

(vi) any taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Guarantee to another Paying Agent in a member state of the European Union; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi);

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or interest on any such Security or Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Applicable Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Note.

All references herein, in the Indenture, and in one or more supplemental indentures thereto, the Securities and the Guarantees to principal, premium, if any, interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors, on the one hand, and the rights of the Holders of the Securities of each series on the other hand to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive, on behalf of the Holders of all Securities of such series, compliance by the Issuer or the Guarantors, or all or any of them, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

[If applicable, insert — Each Holder hereby consents to the Issuer or any Guarantor (or any additional or successor Guarantor) applying to a court of competent jurisdiction for an order sanctioning a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of a share premium account as a distributable reserve (a “Reduction of Capital”). Each Holder hereby authorizes and requests the Trustee, on behalf of the Holder, to sign any necessary form of consent that the Issuer or any Guarantor (or any additional or successor Guarantor) may reasonably request in connection with a Reduction of Capital.]

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of at least 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Guarantors and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$ [            ] and any integral multiple of U.S.$ [            ] in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

[This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.]

[Insert other terms applicable to the Securities, as appropriate.]

This Security, the Guarantees and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security and the Guarantees set forth below which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT—____________
TEN ENT—as tenants by the entireties	(Cust)
Custodian _____________ under Uniform
JT TEN—as joint tenants with right	(Minor)
of survivorship and not as	Gifts to Minors Act ______________
tenants in common	(State)

Additional abbreviations may also be used

though not in the above list.

[IF SECURITY IS A GLOBAL SECURITY, INSERT AS A SEPARATE PAGE—

Schedule A

SCHEDULE OF ADJUSTMENTS

Initial Principal Amount: U.S.$

Date adjustment made	Principal amount increase	Principal amount decrease	Principal amount following adjustment	Notation made on behalf of the Security Registrar

SECTION 204. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

    as Trustee

By:

      Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to Board Resolutions of the Issuer and each Guarantor, as appropriate, and, subject to Section 303, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more supplemental indentures hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities, including “CUSIP” and “ISIN” numbers, of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of, and any premium on, the Securities of the series is payable;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

(6) the place or places where the principal of and any premium and interest on Securities of the series shall be payable and the manner in which any payment may be made;

(7) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuer of such Securities and, if other than by a Board Resolution, the manner in which any election by the Issuer of such Securities to redeem the Securities shall be evidenced and any provisions in addition to or in lieu of the provisions of Article Eleven applicable to Securities of the series;

(8) the obligation, if any, of the Issuer to redeem or purchase any Securities of the series at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of, premium, if any, or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than the currency of the United States of America, the currency, currencies or currency units (including composite currencies) in which payment of the principal of and any premium and interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12) if the principal of, premium, if any, or interest on any Securities of the series is to be payable, at the election of the Issuer or the Holder thereof, in one or more currencies or currency units (including composite currencies) other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units (including composite currencies) in which the principal of, premium, if any, or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14) if other than as provided in Section 201, the form or forms of the Securities;

(15) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(16) where appropriate, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 1202 or Section 1203 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Issuer to defease such Securities shall be evidenced;

(17) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 202 and any circumstances in addition to or in lieu of those set forth in Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof, and any circumstances in addition or in lieu of those set forth in Section 305 in which transfers of interests in Global Securities may be made;

(18) any addition to or change in the covenants set forth in Article Ten which applies to the Securities of the series;

(19) the guarantees to apply with respect to the Securities of the series; and

(20) if there is more than one Trustee, the identity of the Trustee and, if not Citibank, N.A. and Citibank, N.A., London Branch, the identity of each of the Agents, as applicable, with respect to such Securities;

(21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be established in or pursuant to Board Resolutions or supplemental indentures referred to above.

To the extent any terms of the Securities of the series are established pursuant to Board Resolutions or supplemental indentures, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and each Guarantor, as the case may be, and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of U.S.$1,000 and any integral multiples of U.S.$1,000 in excess thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by any one Director or Authorized Officer of the Issuer. The signature of any such Director or Authorized Officer of the Issuer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Director or Authorized Officer of the Issuer shall bind the Issuer notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 601 and 603) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if any form of such Securities has been established pursuant to Board Resolutions or indentures supplemental hereto as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2) if any terms of such Securities have been established pursuant to Board Resolution or indentures supplemental hereto as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;

(3) that all conditions precedent to the authentication and delivery of such securities have been complied with and that such Securities and the Guarantees thereof, when such Securities have been authenticated and delivered by the Trustee and issued by the Issuer and the Guarantors in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and the Guarantors, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and to such other matters as counsel shall specify therein; and

(4) that all applicable laws and requirements in respect of the execution and delivery by the Issuer of such Securities have been complied with.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities, the Guarantees and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not be lawfully taken.

Notwithstanding the provisions of Section 301 and of the second preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such second preceding paragraph at or prior to the authentication of such Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and reasonably contemplate the original issuance of such Security of such series.

Each Security shall be dated the date of its authentication.

No Security or related Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security or Guarantee has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security and any Guarantee shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture including, if applicable, the Guarantee.

Each Guarantor by its execution of this Indenture or an indenture supplemental hereto authorizes the Issuer, in the name and on behalf of such Guarantor, to confirm the Guarantee of such Guarantor to the Holder of each Security authenticated and delivered hereunder by its execution and delivery of each such Security, with such Guarantee noted thereon, authenticated and delivered by the Trustee. The Guarantee of a Guarantor with respect to any Security, whether established by this Indenture, by Board Resolutions of such Guarantor in accordance with Section 301 or by an indenture supplemental hereto, shall bind such Guarantor notwithstanding the fact that no Guarantee may be endorsed on such Security.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer may execute temporary Securities, and upon compliance with Section 303 the Trustee shall authenticate and deliver, such temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Directors or Authorized Officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuer shall cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of such Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305. Registration, Registration of Transfer and Exchange.

(a) General

The Issuer shall cause to be kept at the Corporate Trust Office or with the Security Registrar, as applicable, a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. Citibank, N.A. is hereby appointed by the Issuer as the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like terms and aggregate principal amount.

Subject to this Section 305, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like terms and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer (and the related Guarantees shall be the valid obligations of the Guarantors), evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange thereof.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar and duly executed, by the Holder thereof or his attorney duly authorized in writing. Such transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the people making the request.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

If the Securities of any series are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(b) Global Securities

Except as otherwise provided pursuant to Section 301, this Section 305(b) shall apply only to Global Securities.

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Issuer at any time that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed within 90 days or (ii) has ceased to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series or (C) a request for certificates has been made by the Issuer upon 60 days’ prior written notice given to the Trustee in accordance with the Depositary’s customary procedures and a copy of such notice has been received by the Issuer from the Trustee. Any Global Security exchanged pursuant to Clause (A) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to Clause (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3) Securities issued in exchange for a Global Security or any portion thereof pursuant to Clause (2) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Security Registrar, as applicable. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee or the Security Registrar, as applicable, is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee or Security Registrar, as applicable. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) In the event of the occurrence of any of the events specified in Clause (2) above, the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(5) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act (including Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee, the Agents and any agent of the Issuer, the Trustee and the Agents, as applicable, as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee and the Agents or any agent of the Issuer, the Trustee and the Agents, as applicable, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(6) None of the Trustee, the Agents or any Agent Member shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same series and of like tenor and principal amount, having and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer or any Guarantor, each in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer or the Guarantors may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in exchange for any mutilated Security or in lieu of any destroyed, lost or stolen Security, and any Guarantee thereof, shall constitute an original contractual obligation of the Issuer and the Guarantors, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and Guarantees of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Issuer or a Guarantor may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer or a Guarantor shall notify the Trustee and Principal Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee or the Principal Paying Agent, as applicable, an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee or the Principal Paying Agent, as applicable, for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Issuer or such Guarantor shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer or such Guarantor shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Issuer or such Guarantor, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Issuer or a Guarantor may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer or such Guarantor to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantors, the Trustee, the Security Registrar, the Principal Paying Agent and any agent of the Issuer, the Guarantors, the Trustee, the Security Registrar and the Principal Paying Agent, as applicable, may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, the Guarantors, the Trustee, the Security Registrar, the Principal Paying Agent nor any agent of the Issuer, any Guarantor, the Trustee, the Security Registrar or the Principal Paying Agent, as applicable, shall be affected by notice to the contrary.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee or the Security Registrar, as applicable, be delivered to the Trustee or Security Registrar, as applicable, and shall be promptly cancelled by it. The Issuer or any Guarantor may at any time deliver to the Trustee or the Security Registrar, as applicable, for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or any Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee or Security Registrar, as applicable (or to any other Person for delivery to the Trustee or

Security Registrar, as applicable) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee or Security Registrar, as applicable. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee or Security Registrar, as applicable, shall be disposed of in accordance with the Trustee’s or Security Registrar’s customary practice.

SECTION 310. Computation of Interest.

Except as otherwise established as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. CUSIP and ISIN Numbers.

The Issuer in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” and “ISIN” numbers.

SECTION 312. Agents.

The rights, powers, duties, obligations and actions of each Agent under this Indenture are several and not joint or joint and several. Except as otherwise provided herein, no Agent shall be under any fiduciary duty or other obligation towards, or have any relationship or other agency or trust, for or with any Person other than the Issuer and the Guarantors.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon request of the Issuer, made in an Issuer Request, cease to be of further effect (except as provided in the last paragraph to this Section 401) with respect to the Issuer’s and the Guarantors’ obligations in respect of all Securities of the Issuer, and the Trustee, at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee, the Issuer and the Guarantors acknowledging satisfaction and discharge of this Indenture with respect to the Issuer and its Securities, when

(a) either

(1) all Securities of the Issuer theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or a Guarantor and thereafter repaid to the Issuer or such Guarantor, as the case may be, or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or a Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Issuer or a Guarantor has paid or caused to be paid or made provision satisfactory to the Trustee for the payment of all other sums payable hereunder by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors to the Trustee and the lien of the Trustee under Section 607, the obligations of the Issuer to any Authenticating Agent under Section 614, any obligations of the Trustee under Section 402, the rights and obligations set forth in the last paragraph of Section 1003 and any rights of registration of transfer, exchange or replacement of Securities provided in Sections 304, 305, 306, 906, 1002 or 1107 and any rights to Additional Amounts pursuant to Section 1007 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through the Principal Paying Agent (including the Issuer or any Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series of the Issuer or the Guarantees thereof, means any one of the following events with respect to the Issuer of such series or any Guarantor (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(2) default in the payment of any interest (including Additional Amounts, if any) upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(3) default in the performance, or breach, of any other covenant or warranty of the Issuer of the Securities of that series or any Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with or which has expressly been established as contemplated by Section 301 solely for the benefit of a series of Securities other than that series) and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Issuer and the Guarantors by the Trustee or to the Issuer, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) a default or defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Issuer or any Guarantor (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least U.S.$25,000,000 (or the equivalent thereof in other currencies or currency units), or under any mortgage, indenture, agreement or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer or any Guarantor having an aggregate principal amount outstanding of at least U.S.$25,000,000 (or the equivalent thereof in other currencies or currency units), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness (in each such case being, such indebtedness of at least U.S.$25,000,000 (or the equivalent thereof in other currencies or currency units) aggregate principal amount outstanding) becoming or being validly declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer and the Guarantors by the Trustee a written notice specifying such default and requiring the Issuer or any Guarantor, as the case may be, to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge or notice of such default unless either (A) a Responsible Officer shall have actual knowledge of such default or (B) the Trustee shall have received at the Corporate Trust Office written notice of such default from the Issuer, from any Guarantor, or from the trustee under any such mortgage, indenture or other instrument; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Guarantor or any Significant Subsidiary of the Parent Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, examinership or other similar law or (B) a decree or order adjudging the Issuer or any Guarantor or any Significant Subsidiary of the Parent Guarantor a bankrupt or insolvent or their property en désastre, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Guarantor or any Significant Subsidiary of the Parent Guarantor, as the case may be, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, examiner or other similar official (including the Viscount in the case of a désastre) of the Issuer, any Guarantor or any Significant Subsidiary of the Parent Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days in any such case other than such decree or order made or a resolution passed for the purposes of a reconstruction, amalgamation or reorganization where the Issuer or any Guarantor or the relevant Significant Subsidiary is solvent; or

(6) the commencement by the Issuer or any Guarantor or any Significant Subsidiary of the Parent Guarantor of a voluntary case or proceeding (including a winding up or désastre proceedings) under any applicable bankruptcy, insolvency, reorganization, examinership or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or any Guarantor or any Significant Subsidiary of the Parent Guarantor, as the case may be, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, examinership or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, examiner or other similar official (including the Viscount in the case of a désastre) of the Issuer or any Guarantor or any Significant Subsidiary of the Parent Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or any Guarantor or any Significant Subsidiary of the Parent Guarantor in furtherance of any such action in any such case other than such case or proceeding undertaken, consent given or filing made for the purposes of a reconstruction, amalgamation or reorganization where the Issuer or any Guarantor or the relevant Significant Subsidiary is insolvent;

(7) any Guarantee of Securities of that series is held by a final, non-appealable order resulting from any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under the Guarantees of Securities of that series; or

(8) any other Event of Default established as contemplated by Section 301 with respect to Securities of that series.

An Event of Default for one series of Securities shall not necessarily constitute an Event of Default for any other series of Securities issued hereunder.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series of the Issuer at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series of the Issuer may declare the aggregate principal amount of all the Securities of that series of the Issuer to be due and payable immediately, by a notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such aggregate principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series at the time Outstanding has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Issuer or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest and any Additional Amounts thereon on all of the Securities of that series;

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities;

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates established pursuant to Section 301 therefor; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all amounts due to the Trustee under Section 607; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer and each Guarantor covenant that if:

(1) default is made in the payment of any interest (including any Additional Amounts) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal (including any Redemption Price) of, or premium, if any, on any Security at the Maturity thereof,

the Issuer and the Guarantors will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates established pursuant to Section 301 therefor, together with any Additional Amounts thereon, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuer and any Guarantor (or any other obligor upon the Securities of a series), their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, examiner or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and other amounts due to it under Section 607, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money and other property collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and the Agents, as applicable, and any predecessor thereof under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

THIRD: The balance, if any, to the Issuer, to the Guarantors or any other Person or Persons entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute action or proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). For the protection and enforcement of the provisions of this Section 507, each and every Holder of the Outstanding Securities of any series and the Trustee shall be entitled, subject to Section 513, to such relief as can be given at law or in equity.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security pursuant to the terms thereof or the Guarantees thereof (and any Additional Amounts) on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

Subject to Section 603(5), the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture;

(2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or result in individual liability for the Trustee; or

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

provided, further that the Trustee shall be under no obligation to determine whether any such direction shall be in such conflict or so unjustly prejudicial.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders of Securities.

SECTION 513. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of, premium, if any, or interest (including Additional Amounts, if any) on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer or any Guarantor, the Trustee or any Holder or group of Holders holding in aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Outstanding Security of any series on or after the due date expressed in such Security in accordance with its terms.

SECTION 515. Waiver of Usury, Stay or Extension Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

Except during the continuance of an Event of Default, (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

SECTION 602. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series of which the Trustee has knowledge, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 45 days after the occurrence thereof. For the purpose of this Section 602, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, security, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors of the Issuer or any Guarantor may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officers’ Certificate;

(4) the Trustee may consult with counsel or other professional advisors of its own choice and the advice of such counsel or other professional advisors or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, security, bond, debenture, note, other evidence of indebtedness or other paper or document in connection with this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; provided that the Trustee shall be required to terminate any such agent if it has actual knowledge of any failure by such agent to perform its delegated duties;

(8) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured;

(9) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was reckless or grossly negligent in ascertaining the pertinent facts;

(10) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(11) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(12) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(13) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent and to each other agent, custodian and other Person employed to act hereunder;

(14) the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(15) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(16) if the Trustee receives any conflicting, unclear or equivocal instructions, it may refrain from taking action until such conflict is resolved or such instructions are clarified and shall suffer no liability for so doing.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer or the Guarantors, and neither the Trustee nor any Authentication Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer or the Guarantors of the Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Agent or any other agent of the Issuer, any Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuer and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, any Agent or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee or the Principal Paying Agent hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Principal Paying Agent shall be under any liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Issuer or the Guarantors, as the case may be. Any funds held by the Principal Paying Agent shall be held as banker and not subject to the UK FSA Client Money Rules.

SECTION 607. Compensation and Reimbursement.

The Issuer and the Guarantors jointly and severally agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing with the Issuer for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust and any payments 60 days past due shall be made with interest at the Trustee’s prime lending rate):

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, fees, disbursements and advances incurred in good faith or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, fees and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence or willful misconduct; and

(3) to indemnify each of the Trustee and its agents for, and to defend and hold it harmless against, any and all loss, liability, damage, claim or expense (including the compensation and the expenses and disbursements of its agents and counsel and including taxes payable by it, other than taxes based upon, measured by or determined by the income of the Trustee or such agent), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.

“Trustee” for purposes of this Section 607 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the rights or obligations of any other Trustee hereunder. As used in this Section 607, “Trustee” shall also include each Agent, as applicable.

To secure the obligations under this Section 607, the Issuer, the Guarantors and the Holders acknowledge that pursuant to the trust arrangements hereunder, the Trustee has a first-priority lien against all money or other property held by the Trustee.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 607 shall survive the resignation or removal of the Trustee and the termination or expiration of this Indenture.

SECTION 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be the Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least U.S.$50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee and each Agent may resign at any time, without liability for doing so, with respect to the Securities of one or more series by giving written notice thereof to the Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Issuer and the Guarantors, for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer and the Guarantors, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer or any Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months;

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or any Guarantor or by any such Holder; or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer or any Guarantor by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer and the Guarantors, by Board Resolutions, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Issuer, the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer and the Guarantors. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer and the Guarantors or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuer shall give notice or, having provided the Security Registrar with the form of such notice, shall cause the Security Registrar to give notice, of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver a supplemental indenture hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such Person shall be otherwise qualified and eligible under this Article, without execution or filing of any paper or any further act on the part of any of the parties hereto. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuer, the Guarantors and the Holders of the Securities then Outstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee and itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Issuer or Guarantors.

If and when the Trustee shall be or become a creditor of the Issuer or a Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or a Guarantor (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee with the consent of the Issuer and the Guarantors, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities of the Issuer which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, except upon original issue or pursuant to Section 306, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of

America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be the combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, to the Issuer and to the Guarantors. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, to the Issuer and to each of the Guarantors. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

The Issuer agrees to pay to such Authenticating Agent from time to time reasonable compensation for its services under this Section 614.

If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Issuer wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Issuer in writing or by facsimile (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Issuer with respect of such series of Securities.

SECTION 615. Trustee’s Duties Regarding Reductions of Capital.

Each Holder hereby consents to the Issuer or any Guarantor applying to a court of competent jurisdiction for an order sanctioning a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of a share premium account as a distributable reserve (a “Reduction of Capital”). Each Holder hereby agrees that the Trustee, on behalf of the Holder, is authorized and directed to give its consent to any such Reduction of Capital.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER AND GUARANTOR

SECTION 701. Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer and the Guarantors shall furnish or cause the Security Registrar to furnish to the Trustee:

(a) semi-annually, not later than ten days after each Regular Record Date with respect to each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Outstanding Securities of such series as of such Regular Record Date, and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Issuer or the Guarantors, as the case may be, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar, to the extent the Trustee is then acting as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, to the extent the Trustee is then acting as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders of the Securities of any series to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities or the Guarantees, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that none of the Issuer, the Guarantors or the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act or other applicable law.

SECTION 703. Reports by Trustee.

Within 60 days of each June 30, beginning with June 30, 2012, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Issuer. The Issuer shall promptly notify the Trustee in writing when any Securities are listed on any stock exchange and of any delisting thereof.

SECTION 704. Reports by Issuer and Guarantors.

(a) The Issuer and the Guarantors shall file with the Trustee and the Commission, and transmit to Holders of Securities, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission pursuant to Section 1013.

(b) With respect to the Securities of any series and for so long as the Securities of such series are Outstanding, the Issuer and the Guarantors shall furnish to the Trustee as soon as practicable, at the expense of the Issuer and the Guarantors, and the Trustee shall promptly distribute to the Holders of Securities of such series, any other information as is specified in a supplemental indenture or Board Resolution as contemplated by Section 301 for Securities of such series.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and/or the Guarantors’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Issuer or Guarantors May Consolidate, Etc. Only on Certain Terms.

Neither the Issuer nor any Guarantor may consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(1) any Person formed by such consolidation or into which the Issuer or such Guarantor is merged or to whom the Issuer or such Guarantor has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership, trust, company or other entity organized and validly existing under the laws of the United Kingdom or any jurisdiction thereof, Jersey, any jurisdiction included from time to time in the European Union (or its successors), the United States, any state thereof or the District of Columbia, and such Person expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, the Issuer’s or such Guarantor’s obligations on the Securities or the Guarantees, as the case may be, and under the Indenture (including any obligation to pay any Additional Amounts and, in the case of a Guarantor, the performance or observance of its Guarantee);

(2) in the case of such consolidation, merger, conveyance, transfer or lease by the Issuer or any Guarantor, immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) any such Person, or any parent of such Person, shall expressly agree, by an supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, to indemnify the Holder of each Security of the Issuer against (i) any tax, duty, levy, assessment or governmental charge imposed on such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease, and (ii) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease; and

(4) the Issuer or such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, this Section 801 shall not apply to any conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer or any Guarantor to the extent that the Person to which such properties or assets are conveyed, transferred or leased is a Guarantor of the Securities or becomes a Guarantor of the Securities concurrent with any such conveyance, transfer or lease of all or substantially all of the Issuer’s or such Guarantor’s properties and assets, or is a wholly-owned Subsidiary of any such Guarantor or person who so becomes a Guarantor.

SECTION 802. Successor Substituted.

Upon any consolidation of the Issuer or a Guarantor with, or merger of the Issuer or a Guarantor with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer or a Guarantor, as the case may be, in accordance with Section 801, the successor Person formed by such consolidation or with or into which the Issuer or such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities or the Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Issuer and the Guarantors when authorized by a Board Resolution of the Issuer and each Guarantor, as the case may be, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Issuer or a Guarantor and the assumption by any such successor of the covenants of the Issuer or such Guarantor herein and in the Securities or Guarantees; or

(2) to add to the covenants of the Issuer or a Guarantor or to surrender any right or power herein conferred upon the Issuer or a Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants or surrenders are to be for the benefit of less than all series of Securities, stating that such covenants or surrenders are expressly being included solely for the benefit of such series); or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6) to modify the restrictions on the transferability of any Securities, and the procedures for resales and other transfers of the Securities to reflect any change in applicable law or regulation (or the interpretation thereof) or to provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities generally; or

(7) to secure the Securities pursuant to the requirements of Article Ten or otherwise; or

(8) to establish the form or terms of Securities of any series as permitted by Sections 201 or 301; or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(11) to amend this Indenture to conform the terms of any series of Securities with the description thereof set forth in the related prospectus supplement, prospectus and any term sheet related thereto or set forth in the related offering memorandum and any term sheet related thereto; or

(12) to add one or more additional guarantors of the obligations under the Securities and this Indenture for the benefit of all or any series of Securities; or

(13) to amend this Indenture to conform to the provisions of the Trust Indenture Act as in effect at the time of the execution of such supplemental indenture; and

(14) to make any other change that does not adversely affect the interests of the Holders of the Securities in any material respect.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including, without limitation, consents obtained in connection with tender offers or exchange offers), by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee, the Issuer and the Guarantors, when authorized by Board Resolutions of, respectively, the Issuer and each Guarantor, and the Trustee may enter into one or more supplemental indentures hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest (including Additional Amounts, if any) on, any Security, or reduce the principal amount thereof or the rate of interest (or Additional Amounts, if any) thereon or any premium payable upon the redemption or repurchase thereof, or change any obligation of the Issuer or the Guarantors to pay any Additional Amounts or reduce the amount of the principal of any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or modify in any way the Issuer’s obligation to pay Additional Amounts pursuant to Section 1007 or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest (including Additional Amounts, if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repurchase, on or after the Redemption Date or the Repurchase Date), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section 902, Section 513 or Section 1011, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902 and Section 1011, or the deletion of this proviso, in accordance with the requirements of Sections 612 and 901(8), or

(4) change in any manner adverse to the interests of the Holders of Securities of any series the terms and conditions of the obligations of the Guarantors under their Guarantees in respect of the full and punctual payment of the principal thereof and any premium and interest thereon (and any Additional Amounts in respect thereof).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, in addition to the documents required under Section 102, and (subject to Section 601 and 603) shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture is the legal, valid and binding obligation of the Issuer and the Guarantors, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent, if any, therein expressly provided otherwise.

SECTION 905. Conformity with Trust Indenture Act.

Subsequent to the qualification of this Indenture under the Trust Indenture Act, every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer and the Guarantors shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer and the Guarantors, to any such supplemental indenture may be prepared and executed by the Issuer and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of each series of Securities of the Issuer that it shall duly and punctually pay the principal of, premium, if any, and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

With respect to any securities that are not in the form of a Global Security, the Issuer shall maintain in each Place of Payment, including, without limitation, in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more offices or agencies where the Securities of one or more series of the Issuer may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer hereby appoints Citibank, N.A. as such agent. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Guarantors shall maintain in each Place of Payment for any series of Securities to which their Guarantees apply an office or agency where Securities of such series may be presented or surrendered for payment pursuant to any Guarantee and where notices and demands to or upon the Guarantors in respect of any Guarantee and this Indenture may be served. The Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Guarantors hereby appoint the Trustee as their agent to receive all such presentations, surrenders and demands.

The Guarantors may also from time to time designate one or more other offices or agencies where the Securities of one or more series to which their Guarantees apply may be presented or surrendered for such purpose or where such notices or demands may be served and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve any Guarantor of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Guarantors hereby appoint Citibank, N.A. as such agent. The Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to Be Held in Trust.

If the Issuer or any Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it shall, no later than 10:00 a.m. New York City time on each due date of the principal of, premium, if any, or interest on any Securities of that series, deposit with the Principal Paying Agent a sum sufficient to pay such amount, such sum to be held as provided in the Trust Indenture Act for the benefit of the Persons entitled to such principal or any premium or interest, and (unless such Principal Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee in writing of its action or failure so to act. The Issuer shall confirm to the Principal Paying Agent by 10:00 a.m. (local time in the city of the Principal Paying Agent’s specified office) on the second Business Day in the city of the Principal Paying Agent’s specified office before the due date for any such payment that irrevocable instructions have been issued. If the Principal Paying Agent determines in its absolute discretion that payment in accordance with this Section 1003 is required to be made earlier, it shall provide the Issuer with no less than 21 days’ prior notice in writing of such requirement. If the Principal Paying Agent pays out any amount due under the terms of the Securities on or after the due date therefor on the assumption that the corresponding payment for such amount has been or will be made by the Issuer and such payment has in fact not been so made by the Issuer prior to the time that the Principal Paying Agent pays such amount, then the Issuer, on demand, shall reimburse the Principal Paying Agent for such amount and pay interest to the Principal Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Principal Paying Agent of funding the amount paid out as certified by the Principal Paying Agent and expressed as a rate per annum. Nothing in this Section 1003 shall require the Principal Paying Agent to pay out any amount due under the terms of the Securities prior to receiving payment thereof in immediately available funds from the Issuer or any Guarantor.

The Principal Paying Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted. Notwithstanding the foregoing, any such withholding or deduction is without prejudice to the obligations of each of the Issuer and the Guarantors to make payments in full of all amounts due and payable under the terms of this Indenture, any supplemental indenture and the Securities of any series.

The Issuer and the Guarantors hereby appoint Citibank, N.A. as initial Principal Paying Agent for the Securities and Citibank, N.A., London Branch, as a Paying Agent for the Securities.

The Issuer shall cause each Paying Agent for any series of Securities that is not a party to this Indenture to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuer or any Guarantor (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series or any Guarantee, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series or the Guarantees.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Principal Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Principal Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Principal Paying Agent; and, upon such payment by the Principal Paying Agent to the Trustee, such Principal Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or the Principal Paying Agent, or then held by the Issuer or any Guarantor, in trust for the payment of the principal of, premium, if any, or interest or Additional Amounts on any Security of any series and remaining unclaimed for two years after such principal, premium, interest or Additional Amounts has become due and payable shall be paid to the Issuer or to such Guarantor by the Trustee or such Principal Paying Agent, or (if then held by the Issuer or such Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantors for payment thereof, and all liability of the Trustee or such Principal Paying Agent with respect to such trust money, and all liability of the Issuer or such Guarantor as trustee thereof, shall thereupon cease.

SECTION 1004. Statement by Officers as to Default.

The Issuer and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, an Officers’ Certificate (one of which officers signing such certificate shall be, for the purposes of this Section 1004, the principal executive officer, the principal financial officer or the principal accounting office of the Issuer and the Guarantors), stating whether or not to the knowledge of the signers thereof the Issuer and the Guarantors are in compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Issuer or any Guarantor, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Issuer and the Guarantors shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Issuer or any Guarantor becomes aware that a default or an Event of Default, or an event that, with notice or the lapse of time or both, would constitute an Event of Default, as the case may be, has occurred and is continuing, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.

SECTION 1005. Existence.

Subject to Article Eight, the Issuer and the Guarantors each shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and each Guarantor shall not be required to preserve any such right or franchise if its respective Board of Directors shall determine in a Board Resolution that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or such Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006. Payment of Taxes and Other Claims.

The Issuer and the Guarantors shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Issuer or the Guarantors or upon the income, profits or property of the Issuer or the Guarantors, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or the Guarantors; provided, however, that the Issuer and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

SECTION 1007. Additional Amounts.

All payments pursuant to the Securities and the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“taxes”) imposed or levied by or on behalf of (i) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Subsidiary Guarantors or any Parent Guarantor is incorporated or resident (or deemed for tax purposes to be resident), (ii) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Subsidiary Guarantors or any Parent Guarantor makes payment on the Securities or the Guarantees or (iii) the United States or any political subdivision or taxing authority thereof or therein (each, an “Applicable Taxing Jurisdiction”), unless such taxes are required by the Applicable Taxing Jurisdiction to be withheld or deducted. In that event, the Issuer or the Subsidiary Guarantors or any Parent Guarantor shall pay by way of additional interest on the Securities such additional amounts of, or in respect of, principal, premium, if any, and interest (“Additional Amounts”) as will result (after deduction of such taxes and any additional taxes payable in respect of such Additional Amounts) in the payment to each Holder of such Securities of the amounts which would have been payable in respect of such Security or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(i) any taxes that would not have been imposed but for the fact that such Holder:

(a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Applicable Taxing Jurisdiction or otherwise had some connection with the Applicable Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, such Security or Guarantee;

(b) presented (if presentation is required) such Security or Guarantee for payment in the Applicable Taxing Jurisdiction, unless such Security or Guarantee could not have been presented for payment in another member state of the European Union; or

(c) presented (if presentation is required) such Security or Guarantee, as the case may be, more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security or Guarantee for payment on any day within such period of thirty (30) days;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar taxes;

(iii) any taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, premium, if any, or interest on the Securities or Guarantee, as the case may be;

(iv) any taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Issuer or any Guarantor addressed to the Holder and received by such Holder at least thirty (30) days prior to the first payment date with respect to which such information is required (a) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the Applicable Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(v) any tax imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive;

(vi) any taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security or Guarantee to another Paying Agent in a member state of the European Union; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi);

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or interest on any such Security or Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Applicable Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security.

Whenever in this Indenture there is mentioned, in any context, payment pursuant to the Securities or the Guarantee such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 1007 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

The Issuer or the Guarantors shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Applicable Taxing Jurisdiction in accordance with applicable law. The Issuer or the Guarantors shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each Applicable Taxing Jurisdiction imposing such taxes and will provide such certified copies to each Holder. The Issuer or the Guarantors shall attach to each certified copy a certificate stating (x) that the amount of withholding taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding taxes paid per U.S.$1,000 principal amount of the Securities. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Securities upon request and will be made available at the offices of the Paying Agent located in Luxembourg if the Securities are then listed on the Luxembourg Stock Exchange.

At least 30 days prior to each date on which any payment under or with respect to the Securities of a series or the related Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer or the Guarantors shall be obligated to pay Additional Amounts with respect to such payment, the Issuer or the Guarantors shall deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

If the Issuer or any Guarantor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than an Applicable Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Securities or the Guarantees, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such Holders as if references in such provision to “taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

The Issuer or the Guarantors shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Security or any other document or instrument referred to therein (other than a transfer of the Securities), or the receipt of any payments with respect to the Securities or the Guarantees, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Luxembourg, the United States, the United Kingdom, Jersey, Ireland or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

The Issuer undertakes that it will ensure that it maintains Paying Agents having offices in at least one major European city and a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive and that at all times there shall at all times be a Paying Agent in a jurisdiction within continental Europe, other than the jurisdiction in which the Issuer or any Guarantor is incorporated.

SECTION 1008. Additional Guarantees.

If any direct or indirect parent of WPP plc, or any of the subsidiaries of WPP plc that is not a Guarantor, or any other subsidiary of any Parent Guarantor, becomes a guarantor of any of the Eurobonds, the Sterling Bonds or the USA Notes, then such guaranteeing entity shall:

(a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such entity shall become a Guarantor of the debt securities; and

(b) deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture and guarantee have been duly authorized, executed and delivered by such guaranteeing entity and constitute legal, valid, binding and enforceable obligations of such guaranteeing entity;

provided, however, that unless otherwise specified in a supplemental indenture, neither WPP Air 3 Limited, a company limited by shares incorporated in Ireland, nor Young & Rubicam Brands US Holdings, a private unlimited company organized and existing under the laws of England and Wales, shall be required to become a Guarantor of any Securities issued under this Indenture.

SECTION 1009. Limitations on Security Interests.

(a) For so long as any Securities remain Outstanding under this Indenture, WPP plc shall not, and shall not permit its Restricted Subsidiaries to create, suffer or permit to subsist any Security Interest (except for Permitted Security Interests) on the whole or any part of their respective Property (whether owned as of the date of this Indenture or thereafter acquired) without making effective provision whereby all the Securities shall be directly secured equally and ratably with the obligation secured by such Security Interest.

(b) If, as provided in Section 1008, a direct or indirect parent of WPP plc becomes a Guarantor of the Securities, then Section 1009(a) shall cease to have effect and the covenant set forth in this Section 1009(b) shall become operative and thereafter, for so long as any Securities remain Outstanding under this Indenture, the Parent Guarantor shall not, and shall not permit its Restricted Subsidiaries to create, suffer or permit to subsist any Security Interest (except for Permitted Security Interests) on the whole or any part of their respective Property (whether owned as of the date of this Indenture or thereafter acquired) without making effective provision whereby all the Securities shall be directly secured equally and ratably with the obligation secured by such Security Interest.

SECTION 1010. Limitation on Sale and Leaseback.

(a) For so long as any Securities remain Outstanding under this Indenture, WPP plc shall not, and shall not permit its Restricted Subsidiaries to, enter into any arrangement with any bank, insurance company or other lender or investor (not including WPP plc or any of its Subsidiaries), or to which any such lender or investor is a party, providing for the leasing by WPP plc or such Restricted Subsidiary for a period, including renewals, in excess of three years of any assets which have been owned by WPP plc or any Restricted Subsidiary for more than 270 days and which have been or are to be sold or transferred by WPP plc or any Restricted Subsidiary to such lender or investor or, as a part of such arrangement, to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such assets (herein referred to as a “sale and leaseback transaction”) unless WPP plc or such Restricted Subsidiary, within one year after the sale or transfer will have been made by WPP plc or such Restricted Subsidiary, applies an amount equal to the net proceeds of the sale of the assets sold and leased back pursuant to such arrangement (i) to the retirement of Indebtedness incurred, assumed or guaranteed by WPP plc or any of its Subsidiaries which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such Indebtedness or (ii) to investment in any assets of WPP plc or any of its Subsidiaries (herein referred to as a “Permitted Sale and Leaseback Transaction”).

Notwithstanding the foregoing, WPP plc or any of its Restricted Subsidiaries may enter into sale and leaseback transactions with respect to their respective assets in addition to those permitted above; provided, however, that at the time of entering into such sale and leaseback transactions and after giving effect thereto, WPP plc or the Restricted Subsidiary would be entitled pursuant to any Permitted Security Interests to create, suffer or permit to subsist a Security Interest on such assets without making effective provision whereby all the Securities shall be directly secured equally and ratably with such indebtedness.

(b) If, as provided in Section 1008, a direct or indirect parent of WPP plc becomes a Guarantor of the Securities, then Section 1010(a) shall cease to have effect and the covenant set forth in this Section 1010(b) shall become operative and thereafter, for so long as any Securities remain Outstanding under this Indenture, the Parent Guarantor shall not, and shall not permit its Restricted Subsidiaries to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Parent Guarantor or any of its Subsidiaries), or to which any such lender or investor is a party, providing for the leasing by the Parent Guarantor or such Restricted Subsidiary for a period, including renewals, in excess of three years of any assets which have been owned by the Parent Guarantor or any Restricted Subsidiary for more than 270 days and which have been or are to be sold or transferred by the Parent Guarantor or any Restricted Subsidiary to such lender or investor or, as a part of such arrangement, to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such assets (herein referred to as a “sale and leaseback transaction”) unless the Parent Guarantor or such Restricted Subsidiary, within one year after the sale or transfer will have been made by the Parent Guarantor or such Restricted Subsidiary, applies an amount equal to the net proceeds of the sale of the assets sold and leased back pursuant to such arrangement (i) to the retirement of Indebtedness incurred, assumed or guaranteed by the Parent Guarantor or any of its Subsidiaries which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such Indebtedness or (ii) to investment in any assets of the Parent Guarantor or any of its Subsidiaries (herein referred to as a “Permitted Sale and Leaseback Transaction”).

Notwithstanding the foregoing, the Parent Guarantor or any of its Restricted Subsidiaries may enter into sale and leaseback transactions with respect to their respective assets in addition to those permitted above; provided, however, that at the time of entering into such sale and leaseback transactions and after giving effect thereto, the Parent Guarantor or the Restricted Subsidiary would be entitled pursuant to any Permitted Security Interests to create, suffer or permit to subsist a Security Interest on such assets without making effective provision whereby all the Securities shall be directly secured equally and ratably with such indebtedness.

SECTION 1011. Waiver of Certain Covenants.

Except as otherwise established as contemplated by Section 301 for the Securities of any series, the Issuer and any Guarantor may, with respect to the Securities of such series of the Issuer, omit in any particular instance to comply with any term, provision or condition set forth in any covenant adopted by a supplemental indenture under Sections 301(19), 901(2) or 901(7) for the benefit of the Holders of such series, or in any of Sections 1005, 1006, 1009 or 1010, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1012. Indemnification of Judgment Currency.

The Issuer and the Guarantors shall indemnify the Trustee and any Holder of a Security against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Security and being expressed and paid in a currency (the “Judgment Currency”) other than Dollars, and as a result of any variation between (i) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase Dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. Notwithstanding the preceding sentence of this Section 1012, in the event that the amount of Dollars purchased by any Holder as a result of such indemnification exceeds the amount originally to be paid to such Holder, such Holder shall reimburse such excess to the Issuer or the Guarantors, as the case may be. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars.

SECTION 1013. Provision of Exchange Act Reports and Other Information.

WPP plc, Parent Guarantor or any successor shall furnish the Trustee, within 15 days after it files or furnishes the same with the Commission, copies of WPP plc’s annual report or any Parent Guarantor’s annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which WPP plc or the Parent Guarantor, if any, is required to file with or furnish to the Commission pursuant to Section 13 or 15(d) of the

Exchange Act, including its annual reports on Form 20-F and its reports on Form 6-K or copies of the information included in such reports on Form 6-K (or its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, if the reporting person is not a foreign private issuer, as defined in Rule 3b-4 under the Exchange Act). In addition, to the extent that such reports are not available on the Commission’s website or WPP plc’s or the Parent Guarantor’s website, WPP plc or the Parent Guarantor shall make the same information, documents and other reports available, at its expense, to Holders who so request in writing. In the event that, in the future, neither WPP plc nor the Parent Guarantor is required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Exchange Act (and is not exempt from such reporting obligations pursuant to Rule 12g3-2(b)), WPP plc or the Parent Guarantor shall furnish to Holders, and to prospective Holders designated by Holders, the information contemplated by Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and/or any Guarantor’s compliance with any of its respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

For so long as the Securities of a series are listed on a securities exchange, the Issuer or the Parent Guarantor, if any, shall make any reports or other information supplied to the Trustee pursuant to this Section available at the office of the Issuer’s paying agent or transfer agent in the jurisdiction where such exchange is located and shall notify such exchange of the occurrence of any Event of Default and, prior to publication of notice of such Event of Default in the jurisdiction where such exchange is located, submit a draft of the notice to the exchange.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms established as contemplated by Section 301 and (except as otherwise established as contemplated by Section 301 for the Securities of such series) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities of any series of the Issuer shall be evidenced by a Board Resolution of the Issuer. In case of any redemption at the election of the Issuer of any of the Securities of any series of the Issuer (including any such redemption affecting only a single Security), the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the Redemption Price, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities established as contemplated by Section 301, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, Security Registrar or Principal Paying Agent, as applicable, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee, Security Registrar or Principal Paying Agent, as applicable, shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, Security Registrar or Principal Paying Agent, as applicable, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and accrued and unpaid interest, if any,

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date, the Redemption Price (together with any accrued and unpaid interest payable to, but excluding the Redemption Date) will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and accrued and unpaid interest, if any, and

(6) the “CUSIP” or “ISIN” numbers, if any.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request given to the Trustee at least 15 days before the date such notice is to be given to the Holders (unless a shorter period is agreed to by the Trustee), by the Trustee in the name and at the expense of the Issuer, and shall be irrevocable.

SECTION 1105. Deposit of Redemption Price.

On or before 10:00 a.m., New York City time, on any Redemption Date, the Issuer or the Guarantors shall deposit with the Trustee or with the Principal Paying Agent (or, if the Issuer is acting as its own Paying Agent, it shall segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Securities which are to be redeemed on that date to, but excluding, the Redemption Date. The Issuer shall confirm to the Principal Paying Agent by 10:00 a.m. (local time in the city of the Principal Paying Agent’s specified office) on the second Business Day in the city of the Principal Paying Agent’s specified office before the due date for any such payment that irrevocable instructions have been issued. If the Principal Paying Agent determines in its absolute discretion that payment in accordance with this Section 1105 is required to be made earlier, it shall provide the Issuer with no less than 21 days’ prior notice in writing of such requirement.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price applicable thereto, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer or the Guarantors at the Redemption Price, together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any Redemption Price shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the terms of the Security established as contemplated by Section 301.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108. Optional Redemption Due to Changes in Tax Treatment.

If as the result of any change in or any amendment to the laws, regulations or published tax rulings of the Applicable Taxing Jurisdiction affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to any particular Securities or Guarantee thereof, which change or amendment becomes effective on or after the original issue date of such Securities, it is determined by the Issuer and the Guarantors that the Issuer or a Guarantor (x) would be required to pay any Additional Amounts pursuant to Section 1007 of this Indenture or the terms of any Security or Guarantee thereof in respect of interest on the next succeeding Interest Payment Date (assuming, in the case of a Guarantor, a payment in respect of such interest was required to be made by such Guarantor under its Guarantee thereof on such Interest Payment Date), and (y) such obligation cannot be avoided by the Issuer or such Guarantor taking reasonable measures available to it or such Guarantor (including by having payments with respect to Securities or Guarantees made by the Issuer or a Guarantor which would not be required to pay any Additional Amounts), the Issuer may, at its option, redeem all

(but not less than all) the Securities of any series in respect of which such Additional Amounts would be so payable at any time, upon notice as provided in Sections 1102 and 1104, at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including additional interest and Additional Amounts, if any) to, but excluding, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or such Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities or the Guarantee thereof, as the case may be, then due and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.

Prior to the mailing of any notice of redemption pursuant to this Section, the Issuer shall deliver to the Trustee (i) an Opinion of Counsel of independent tax counsel of recognized standing in the relevant jurisdiction to the effect that the Issuer or a Guarantor would be required to pay Additional Amounts on the next payment in respect of such Securities, and (ii) an Officers’ Certificate to the effect that such obligation cannot be avoided by the Issuer or such Guarantor, taking reasonable measures available to it, and the Trustee shall be entitled to accept such opinion and Officers’ Certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on the Holders of such Securities.

If (1) the Issuer or any Guarantor shall have on any date (the “Succession Date”) consolidated with or merged into, or conveyed or transferred or leased all or substantially all of its properties and assets to, any Successor Person which is organized under the laws of any jurisdiction other than the jurisdiction in which the Issuer or such Guarantor is organized, (2) as the result of any change in or any amendment to the laws, regulations or published tax rulings of such jurisdiction of organization, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to any particular Securities or the Guarantees thereof, which change or amendment becomes effective on or after the Succession Date, such Successor Person would be required to pay any Additional Amounts pursuant to Section 801(3) hereof or the terms of any Security or the Guarantees thereof in respect of interest on any Securities on the next succeeding Interest Payment Date (assuming, in the case of a Successor Guarantor, that a payment in respect of such interest were required to be made by such Successor Guarantor under the Guarantee on such Interest Payment Date), and (3) such obligation cannot be avoided by the Successor Person taking reasonable measures available to it, the Issuer or such Successor Person may, at its option, redeem all (but not less than all) of the Securities of any series in respect of which such Additional Amounts would be so payable at any time, upon not less than 30 nor more than 60 days’ written notice as provided in Section 1102 and 1104, at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including additional interest) to, but excluding, the date fixed for redemption and Additional Amounts, if any; provided, however, that (1) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which a Successor Person would be obligated to pay such Additional Amounts were a payment in respect of the Securities or Guarantee thereof, as the case may be, then due, and (2) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.

Prior to the mailing of any notice of redemption to all Holders pursuant to this Section, the Successor Person shall deliver to the Trustee (i) an Opinion of Counsel of independent tax counsel of recognized standing in the relevant jurisdiction to the effect that such Successor Person would be required to pay Additional Amounts on the next payment in respect of such Securities, and (ii) an Officers’ Certificate to the effect that such obligation cannot be avoided by the Successor Person taking reasonable measures available to it, and the Trustee shall accept such opinion and Officers’ Certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on the Holders of such Securities.

ARTICLE TWELVE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Option to Effect Defeasance or Covenant Defeasance.

Section 1202 and Section 1203 shall apply to the Outstanding Securities of any series (a “Defeasible Series”) to the extent that the terms of such Securities established as contemplated by Section 301 provide for such applicability.

SECTION 1202. Defeasance and Discharge.

The Issuer and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to the Outstanding Securities of any Defeasible Series, as provided in this Section 1202 on and after the date the applicable conditions set forth in Section 1204 are satisfied (hereinafter called “Defeasance”) with respect to such Securities. For this purpose, such Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all their other respective obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the written request and expense of the Issuer, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Securities of such series to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of, any premium and interest and Additional Amounts on, such Securities of such series when payments are due, (2) the Issuer’s and the Guarantors’ obligations with respect to the Securities of such series under Sections 304, 305, 306, 1002, 1003, 1007 (to the extent then unknown) and 1012, (3) the rights (including without limitation, the rights set forth in Section 607), powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Issuer or the Guarantors may defease any Securities pursuant to this Section notwithstanding the prior Covenant Defeasance of such Securities pursuant to Section 1203.

SECTION 1203. Covenant Defeasance.

On and after the date the applicable conditions set forth in Section 1204 are satisfied (hereinafter called “Covenant Defeasance”) with respect to the Outstanding Securities of any Defeasible Series of the Issuer, pursuant to this Section 1203, (1) the Issuer and the Guarantors shall be released from their respective obligations under Section 801, 1005, 1006, 1009, 1010, 1011 and 1013, and any covenants established as contemplated by Section 301 or adopted by supplemental indenture hereto under Section 901(2) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(3) and 501(4) or pursuant to Section 501(7) with respect to any obligations referred to in Clause (1) of this Section 1203 shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section. For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the Defeasance pursuant to Section 1202 or the Covenant Defeasance pursuant to Section 1203 of the Outstanding Securities of any Defeasible Series of the Issuer:

(a) The Issuer or any Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) or the Principal Paying Agent, as applicable, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Outstanding Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) or the Principal Paying Agent, as applicable, to pay and discharge, the principal of and any premium and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series.

As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the

United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(b) The Issuer or any Guarantor shall have delivered to the Trustee Opinions of Counsel to the effect that (a) the beneficial owners of the Outstanding Securities of such series will not recognize gain or loss for U.S. Federal income tax purposes or be subject to any taxes or recognize gain or loss for income tax purposes in the jurisdictions in which the Issuer is organized, resident or carries on business as a result of the deposit and Defeasance or Covenant Defeasance to be effected with respect to the Outstanding Securities of such series and will be subject to U.S. Federal income tax and income taxes, capital gains and other taxes, including withholding taxes in such jurisdictions in the same amount, in the same manner and at the same times as would be the case if such deposit and Defeasance or Covenant Defeasance were not to occur, which in the case of Defeasance pursuant to Section 1202 must be based on a change in law or published ruling by the U.S. Internal Revenue Service and (b) the deposit shall not result in the Issuer being deemed an “investment company” required to register under the Investment Company Act.

(c) The Issuer or any Guarantor shall have delivered to the Trustee an Officers’ Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(d) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Outstanding Securities of such series shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(e) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any Guarantor is a party or by which it or they are bound.

(g) The Issuer or any Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1205. Deposited Money and US. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1206, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1204 in respect of any Securities of the Issuer shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through the Principal Paying Agent (or the Issuer or any Guarantor if the Issuer or a Guarantor shall then be acting as its own or their own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer or the Guarantors, as the case may be, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or the Guarantors, as the case may be, from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1204 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1206. Reinstatement.

If the Trustee or the Principal Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities of the Issuer by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer and the Guarantors have been discharged or released pursuant to Section 1202 or 1203 shall be revived and reinstated, as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or such Principal Paying Agent is permitted to apply all money held in trust pursuant to Section 1205 with respect to such Securities in accordance with this Article; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any such Security following such reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE THIRTEEN

GUARANTEE OF SECURITIES

SECTION 1301. Guarantee.

Each Guarantor hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security of each series issued by the Issuer that has been authenticated and delivered by the Trustee, and to the Trustee, the full and punctual payment of the principal of and any premium and interest on such Security (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, call for repurchase or otherwise, and any other amounts due under this Indenture, all in accordance with the terms of such Security and of this Indenture. Each Guarantee is a direct, unsubordinated and unsecured obligation of such Guarantor and ranks pari passu with all other unsubordinated and unsecured obligations of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be as if it were a principal debtor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture, any failure to enforce the provisions of any Security of any series or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of any Security of any series or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantee; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Security except by payment in full of the principal thereof and any premium and interest thereon or as provided in Article Four, Section 802 or Article Twelve. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby.

Each Guarantor shall be subrogated to all rights of each Holder of Securities against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and any premium and interest on all the Securities of the same series and of like tenor shall have been paid in full.

No past, present or future stockholder, officer, director, employee or incorporator of any Guarantor shall have any personal liability under the Guarantee set forth in this Section 1301 by reason of his or its status as such stockholder, officer, director, employee or incorporator.

SECTION 1302. Execution and Delivery of Indenture.

To further evidence a Guarantee set forth in Section 1301, each Guarantor hereby agrees that this Indenture, or a supplemental indenture hereto, shall be executed by either manual or facsimile signature of an Officer of such Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture, or an indenture supplemental hereto, no longer holds that office at the time the Trustee authenticates the Securities or at any time thereafter, such Guarantor’s Guarantee (pursuant to this Indenture) of such Security shall be valid nevertheless.

The delivery of the Securities of any series by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of such Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

ISSUER:

WPP FINANCE 2010 acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Katherine Barltrop
Witness’s signature Name: Katherine Barltrop Occupation: Legal Adviser Address: Flat 2, 64 The Chase, London, SWH ONH

[WPP Finance 2010 Indenture]

PARENT GUARANTOR:
WPP PLC

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	Authorised Person, Pursuant to Written Resolutions of the Finance Committee Dated September 18, 2011

[WPP Finance 2010 Indenture]

GUARANTOR:

SIGNED AND DELIVERED as a DEED for and on behalf of WPP AIR 1 LIMITED, as Subsidiary Guarantor by its lawfully appointed attorney pursuant to a power of attorney dated September 7, 2011

Paul Delaney

In the presence of

/s/ Paul Delaney
Signature of Attorney

Katherine Barltrop
Signature of Witness

Legal Adviser
Occupation of Witness

Flat 2, 64 The Chase, London, SWH ONH
Address of Witness

[WPP Finance 2010 Indenture]

GUARANTOR:

WPP 2008 Limited acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Katherine Barltrop
Witness’s signature Name: Katherine Barltrop Occupation: Legal Adviser Address: Flat 2, 64 The Chase, London, SWH ONH

[WPP Finance 2010 Indenture]

GUARANTOR:

WPP 2005 Limited acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Katherine Barltrop
Witness’s signature Name: Katherine Barltrop Occupation: Legal Adviser Address: Flat 2, 64 The Chase, London, SWH ONH

[WPP Finance 2010 Indenture]

TRUSTEE:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Assistant Vice President

[WPP Finance 2010 Indenture]

SECURITY REGISTRAR AND PRINCIPAL PAYING AGENT:
CITIBANK, N.A., as Security Registrar and Principal Paying Agent

By:	/s/ Wafaa Orfy
Name:	Wafaa Orfy
Title:	Vice President

[WPP Finance 2010 Indenture]

PAYING AGENT:
CITIBANK, N.A., LONDON BRANCH, as a Paying Agent

By:	/s/ Peter Larsen
Name:	Peter Larsen
Title:	Vice President

[WPP Finance 2010 Indenture]